SHIMODA RESOURCES HOLDINGS, Inc.

                       NOTICE OF ACTION TAKEN PURSUANT TO
                       THE WRITTEN CONSENT OF STOCKHOLDERS



To Our Stockholders:

Notice is hereby given to the holders of the issued and outstanding shares of common stock, $.001 par value per share, of Shimoda Resources Holdings, Inc. a Nevada corporation ("Shimoda" or "Company"), that our board of directors and the holder of a majority of the voting power entitled to vote have approved the following action:

      Election to the Board of Directors of Shimoda of five (5) directors.

Our board of directors has fixed the close of business on August 13, 2002, as the record date for the determination of stockholders entitled to notice of and to consent to the approval and ratification of the above-mentioned Action. Your attention is directed to the attached Information Statement.



                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Peter J. Lazaro
                                              --------------------------
                                              Peter J. Lazaro, Secretary
Wilton, Connecticut
August  19, 2002

                        SHIMODA RESOURCES HOLDINGS, INC.

           -----------------------------------------------------------

                              INFORMATION STATEMENT

           -----------------------------------------------------------

               THIS INFORMATION STATEMENT IS FIRST BEING MAILED OR
                GIVEN TO STOCKHOLDERS ON OR ABOUT AUGUST 26, 2002

           -----------------------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is furnished by the Board of Directors of Shimoda Resources Holdings, Inc., a Nevada corporation ("Shimoda" or "Company"), to the holders of record of our issued and outstanding shares of common stock, $.001 par value per share, at the close of business on August 13, 2002, or the record date, in connection with the approval and ratification of the following action (the "Action"):

    Election to the Board of Directors of the Company of five (5) directors.

Our Board of Directors approved the above-mentioned Action at a special meeting of the Board of Directors on August 19, 2002. Stockholder approval of the Action also was required.

The Action was approved and ratified by written consent executed by the holders of approximately seventy-three percent (73%) of the issued and outstanding shares of Shimoda common stock.


         NO PROXIES ARE BEING SOLICITED WITH THIS INFORMATION STATEMENT.


You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14c and
Schedule 14C thereunder. The election to the Board of Directors of five directors will not become effective until at least twenty (20) days after the mailing of this Information Statement. This Information Statement is being mailed to the stockholders on or about August 26, 2002.

The elimination of the need for a special meeting of shareholders to approve and ratify the Action is authorized by Section 78.320 of the Nevada Revised Statutes (the "Nevada Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to approve and ratify the Action. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Action as early as possible to accomplish the purposes of the Company as hereinafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company.

Shimoda Resources Limited and David J. Mapley, President of the Company, together beneficially own in the aggregate 396,549 shares of Common Stock of the Company, representing approximately 73% of the outstanding Voting Capital Stock of the Company entitled to vote on the Action, gave their written consent to the Action described in this Information Statement on August 13, 2002. The written consent became effective on August 13, 2002, the date on which their written consent was filed with the Secretary of the Company. The date on which this Information Statement was first sent to the shareholders is on or about August 26, 2002. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is August 13, 2002 (the "Record Date").

Pursuant to the Nevada Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to shareholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its shareholders of record this Information Statement, the Company will notify its shareholders at the time of distribution of its next Annual Report on Form 10-KSB of the effective date of the Action. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Nevada Law are afforded to the Company's shareholders as a result of the adoption and ratification of the Action.

Incorporated by reference into this Information Statement is the information set forth in the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 2002 as filed with the Securities and Exchange Commission ("SEC"). We will furnish to any person to whom this Information Statement is delivered, a copy of the Form 10-QSB upon written request to the attention of Peter J. Lazaro, Secretary, 15 River Road, Suite 230, Wilton, Connecticut 06897. Copies of the Form 10-QSB may also be obtained electronically by visiting the SEC's web site on the Internet at http://www.sec.gov.


                     OUTSTANDING VOTING STOCK OF THE COMPANY

The following table sets forth Common Stock ownership information as of August 13, 2002, with respect to (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock;
(ii) each director and executive officer of the Company' (iii) all directors and executive officers as a group. This information as to the beneficial ownership was furnished to the Company by or on behalf of the persons named.

      Name and Address
       of Stockholder                    Number of Shares Owned    Percentage(1)
--------------------------------------------------------------------------------
David J. Mapley, in Trust(2)                     135,549              25.0%

c/o Ueda Capital Limited,
69 Jennet Street, George Town,
Grand Cayman, BWI                                 - 0 -               - 0 -

Peter Lazaro
15 River Road, Suit 230
Wilton, Connecticut  06877                        - 0 -               - 0 -

Graham Johnson
8 Avenue Reverdil
Nyon, Switzerland                                 - 0 -               - 0 -

Jonathan C.R. Morley-Kirk
Pigneaux Farmhouse, Princes Tower Road,
St. Saviour, Jersey, Channel Islands
                                                  - 0 -               - 0 -
Andrew M. Kershaw

                                                  - 0 -               - 0 -
Ron Beveridge
3 Merewood Close
Bromley, Kent BR1 2AN.
ENGLAND.
                                                 261,000               48.4
Shimoda Resources Limitd.(3)
206 Makarios Avenue
Limassol, Cyprus

Lombard Odier Invest-Eastern                     111,000               20.6
   Europe Fund
39 Allee Scheffer
L-250 Luxembourg

All directors and officers as a
   group (6)                                     135,549              25.0%


(1) 111,000 shares were sold by Shimoda pursuant to a private placement under Regulation S of the Securities Act of 1933, as amended, dated October 29, 2001.

(2) Includes 1,421 common shares and 794 common shares owned by Shimoda Capital Advisors Limited and Shimoda Capital (USA) Inc., both of which Mr. Mapley is an officer director and principal shareholder.

(3) David J. Mapley, CEO and President of Shimoda, is the founder and manager of Shimoda Resources Limited.

                              ELECTION6 OF DIRECTORS

The five directors to be elected will hold office until the next Annual Meeting of Stockholders and until the next election of their respective successors. The following states each director or nominees' age, principal occupation, present position with the Company and the year in which each director first was elected a director.

     David J. Mapley, 42 - Mr. Mapley has been a director of the Company since August. He is a director & co-founder of Shimoda Capital Advisors Limited, the Business Manager, and is the Managing Director of the Shimoda Group, a business management group based in the Cayman Islands. The Shimoda Group has been active in Emerging Europe since the early 1990's, and manages Shimoda Resources Limited, a Cyprus-listed Emerging European resources company. Previously (1990-95), Mr. Mapley was Head of Capital Markets -Trading, then -Sales, for National Westminster Bank (Tokyo and Hong Kong). From 1986 to 1989, Mr. Mapley was Head of Derivatives for Canadian Imperial Bank of Commerce in Sydney, London and Tokyo. He holds a Masters of Business Administration degree from the University of Chicago, a M.Sc. and B.Sc. (Econ.) from the London School of Economics, and is a past author of Swaps Chapters in the Euromoney International Finance Yearbook.

     Peter Lazaro, 47 - Mr. Lazaro has been the CFO, Secretary and Treasurer of the Corporation since August 10, 2001. Mr. Lazaro has held successive senior positions in large U.S. finance houses, as well as in entrepreneurial ventures in the U.S. and Russia, where he has been doing business since 1993. He is a former Managing Director of Moscow based boutique brokerage and fund management company and was formerly the Treasurer of a prominent local Russian Bank which was partly supported through an investment from the International Finance Corporation. Mr. Lazaro received a Bachelor of Science degree from California State University and A Master of International Management degree from the American Graduate School of International Management.

     Ron  Beveridge,  64 - Ron  Beveridge  was  appointed  a Director of Shimoda
Resources Holdings, Inc. on May 15, 2002. He brings to the Board a solid background and significant experience in the steel sector. After working with Japanese trading companies in the early 1960's, Mr. Beveridge has held successively senior positions in the steel industry, principally at BHP and its affiliate companies. He has been responsible for sales, marketing and trading of steel imports and steel making raw materials through Europe, Asia and the Middle East and is currently serving as a consultant in the Black Sea Economic Region. Mr. Beveridge was educated at Wellington College, Wellington, New Zealand and at Victoria University in New Zealand. He was recently made a Freeman of The City of London, as a member of the Ancient Order of Fuellers and is an avid rugby fan.

     Graham Johnson, 42 - Mr. Johnson has been a director of the Company since August 2001. He is Managing Director and founder of Continental Capital Markets S.A., a leading Polish, Russian and Hungarian debt brokerage house based in Switzerland. Prior to running Continental Capital Markets S.A., Mr. Johnson was a director/manager of several financial intermediaries were he was active in arranging interest-rate and currency derivative hedge instruments. Mr. Johnson was previously an Institutional Salesman and Trader in UK Gilts at several UK stockbrokers in the late 1970's to late 1980's.

     Jonathan C.R. Morley-Kirk, 40 - Mr. Morley-Kirk has been a director of the Company since August 2001. He is a director of Continental Capital Management Limited, a Jersey-based investment management corporation, specializing in emerging market investments. Mr. Morley-Kirk holds a number of non-executive directorships, which include Obelisk International Trust Corporation (Guernsey)

Ltd., which provides trust and corporate administration services, and Financial Trading and Consultancy Ltd., which is an institutional brokerage corporation with branches in London, New York, and Zurich. Prior to moving to Jersey in 1995, Mr. Morley-Kirk was a director of SG Warburg Securities Ltd. in London where he was in charge of emerging markets bond trading. Previously Mr. Morley-Kirk was a director of the Midland Bank Plc Developing Countries Division, which managed the Group's exposure of GBP13 billion to emerging countries.

     Andrew M. Kershaw, 46 - Mr. Kershaw is a new director having been elected in accordance with this Information Statement in August 2002. He is General Manager of Independent Investment Partners in Tokyo, an investor relations firm. Andrew was previously a career banker with Standard Chartered, Commonwealth Bank of Australia, ING Barings, and ANZ McCaughan Dyson, primarily based in Japan, where he ran the securities operations specializing in debt and structured finance transactions. Andrew was one of the early investors in Russia, and acted as Director of the First Vladivostok Fund 1994-1996. He was one of the founder members of the Shimoda Group, in Hong Kong in 1993.


                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly file reports and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Reports and information filed pursuant to the informational requirements of the Securities Exchange Act of 1934 and other information filed with the Securities and Exchange Commission can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of our filings may also be obtained electronically by visiting the Securities and Exchange Commission's web site on the Internet at http://www.sec.gov.



                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              /s/ Peter J Lazaro
                                              ------------------
                                              Peter J. Lazaro
                                              Secretary
August 19, 2002

                          CONSENT OF A MAJORITY OF THE
                        ISSUED AND OUTSTANDING SHARES OF
                        SHIMODA RESOURCES HOLDINGS, INC.



     Pursuant to Section 78.320 of the Nevada Revised Statutes, the undersigned, representing a majority of issued and outstanding stock of Shimoda Resources Holdings, Inc., a Nevada corporation (the "Corporation"), hereby approves and adopts the following resolution as of August 13, 2002.

     RESOLVED, that the following nominees for directors to the Board of Directors of the Corporation are hereby elected to serve until the next annual meeting of shareholders:

                              David J. Mapley
                              Jonathan Morley-Kirk
                              Graham Johnson
                              Ron Beveridge
                              Andrew M. Kershaw




                                  SHAREHOLDERS


                                       Number of Shares
      Name                            Beneficially Owned
                                   and/or Entitled to Vote           Percent


/s/ David J Mapley                        135,549                      25.0
---------------------------
David J. Mapley


/s/ David J Mapley                        261,000                      48.4
---------------------------               -------                      ----
Shimoda Resources Limited by
David J. Mapely, Manager
                                 Total    396,549                      73.4